UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 25, 2021

Date of Report (Date of earliest event reported)

INDUS REALTY TRUST, INC.

(Exact name of registrant as specified in charter)

Maryland	06-0868496
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

(Commission File Number)	1-12879

641 Lexington Avenue, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code	(212) 218-7910

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	INDT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 25, 2021, the Board of Directors of INDUS Realty Trust, Inc., a Maryland corporation (the “Company” or “INDUS”) adopted and approved an Articles of Amendment to the Company charter in order to update the authorized share count available under Article VI. The revised Article VI gives the Company authority to issue 55,000,000 shares of stock, consisting of 50,000,000 shares of common stock, $0.01 par value per share, and 5,000,000 shares of preferred stock, $0.01 par value per share.

The foregoing description is qualified in its entirety by reference to a copy of the Articles of Amendment filed as Exhibit 3.1 to this Form 8-K, which is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

As previously disclosed, on January 13, 2021, the Company announced that its Board of Directors declared a dividend to distribute the Company’s accumulated earnings and profits (the “E&P Distribution”) based on the Company’s taxable income through December 31, 2020. The E&P Distribution will be $11,250,000 or $1.99 per share payable to holders of record as of January 22, 2021 (the “Record Date”). The Company expects that the E&P Distribution will be paid on March 8, 2021.

The Company will pay the E&P Distribution in a combination of cash and Company common stock, excluding cash that will be paid in lieu of fractional shares, with the total amount of cash payable to stockholders set at $3,397,824 (the “Maximum Cash Amount”), with the remainder of the E&P Distribution to be paid in shares of the Company’s common stock.

The number of shares of common stock to be distributed was determined based on the volume weighted average price per share of the common stock during the two trading days ended February 26, 2021 (as so calculated, the “E&P Share Price”). Based on the E&P Share Price of $62.66, the number of shares of common stock to be issued on March 8, 2021 is approximately 125,250 shares (subject to minor adjustment based on individual allocations among the stockholders and the payment of cash for fractional shares).

Item 9.01.	Financial Statements and Exhibits.

Exhibit 3.1*	Articles of Amendment of INDUS, dated February 26, 2021
Exhibit 104:	The cover page from this Current Report, formatted in Inline XBRL.

* Filed herewith.

Forward-Looking Statements:

This Current Report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These forward-looking statements include INDUS’s estimate of the total number of shares of common stock to be issued in the E&P Dividend, which will be adjusted for the actual allocation of shares among the stockholders and the payment of cash for fractional shares. Although INDUS believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. The projected information disclosed herein is based on assumptions and estimates that, while considered reasonable by INDUS as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of INDUS and which could cause actual results and events to differ materially from those expressed or implied in the forward-looking statements. Other important factors that could affect the outcome of the events set forth in these statements are described in the Registrant’s SEC filings, including the “Business,” “Risk Factors” and “Forward-Looking Statements” sections in the Registrant’s Annual Report on Form 10-K for the fiscal year ended November 30, 2020. INDUS disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this Current Report except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUS REALTY TRUST, INC.
3

	By:	/s/ Anthony J. Galici
Anthony J. Galici
Executive Vice President, Chief Financial Officer and Secretary
Date: March 1, 2021